Exhibit 4.4

Summary of Stock-Option Plans

SO 2024-1

On December 20, 2024, the Company’s board of directors (the “Board”) granted 12,898,116 stock-options (the “SO 2024-1”) at a price of two euros and thirty-five cents (EUR 2.35) per SO 2024-1, to Mark Pruzanski, the Chairman of the Board of the Company.

The SO 2024-1 will vest (but, for the avoidance of doubt, will not become exercisable) on the basis of the following initial vesting schedule, subject to the continuous presence condition and applicable performance conditions through their respective vesting date:

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one-third (1/3) of the total number of stock options (i.e. four million two hundred ninety-nine thousand three hundred seventy-two (4,299,372)) (“Tranche 1 SO 2024-1”), shall vest from the day following the first (1st) anniversary of the grant date;

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one-third (1/3) of the total number of stock options (i.e. four million two hundred ninety-nine thousand three hundred seventy-two (4,299,372)) (“Tranche 2 SO 2024-1”), shall vest as from the day following the second (2nd) anniversary of the grant date (the “SO 2024-1 Second Vesting Date”); and

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one-third (1/3) of the total number of stock options (i.e. four million two hundred ninety-nine thousand three hundred seventy-two (4,299,372)) (“Tranche 3 SO 2024-1”), shall vest as from the day following the third (3rd) anniversary of the grant date.

Twenty-five per cent (25%) of the SO 2024-1 shall only vest subject to the satisfaction of the following performance conditions:

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twenty-five per cent (25%) of Tranche 1 SO 2024-1 (i.e. one million seventy-four thousand eight hundred forty-three (1,074,843) SO 2024-1) shall only vest if certain performance objectives detailed in the plan are satisfied at the latest on the first (1st) anniversary of the date of grant;

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twenty-five per cent (25%) of Tranche 2 SO 2024-1 (i.e. one million seventy-four thousand eight hundred forty-three (1,074,843) SO 2024-1) shall only vest if certain performance objectives detailed in the plan are satisfied;

•

twenty-five per cent (25%) of Tranche 3 SO 2024-1 (i.e. one million seventy-four thousand eight hundred forty-three (1,074,843) SO 2024-1) shall only vest if certain performance objectives detailed in the plan are satisfied.

To the extent vested, the SO-2024-1 will become exercisable as follows:

•	the vested Tranche 1 SO 2024-1 and Tranche 2 SO 2024-1 shall become exercisable on the Second Vesting Date; and
•	the vested Tranche 3 SO 2024-1 shall become exercisable as of the date such Tranche 3 SO 2024-1 become vested.

SO 2024-2

On December 20, 2024, the Board granted 301,000 stock-options (the “SO 2024-2”) at a price of two euros and thirty-five cents (EUR 2.35) per SO 2024-2, to employees located outside of France.

The SO 2024-2 will vest (but, for the avoidance of doubt, not become exercisable) on the basis of the following initial vesting schedule, subject to the continuous presence condition through their respective vesting date:

•	one-third (1/3) of the SO 2024-2 (“Tranche 1 SO 2024-2”), shall vest from the day following the first (1st) anniversary of the grant date;

•	one-third (1/3) of the SO 2024-2 (“Tranche 2 SO 2024-2”), shall vest as from the day following the second (2nd) anniversary of the grant date (the “SO 2024-2 Second Vesting Date”); and
•	one-third (1/3) of the SO 2024-2 (“Tranche 3 SO 2024-2”), shall vest as from the day following the third (3rd) anniversary of the grant date.

To the extent vested, the SO 2024-2 will become exercisable as follows:

•	the vested Tranche 1 SO 2024-2 and Tranche 2 SO 2024-2 shall become exercisable on the SO 2024-2 Second Vesting Date; and
•	vested Tranche 3 SO 2024-2 shall become exercisable as of such date Tranche 3 SO 2024-2 become vested.

Since their issuance, 88,000 SO 2024-2 lapsed.

SO 2025-1

On October 10, 2025, the Company’s Board granted 1,865,750 stock-options (the “SO 2025-1”) at a price of EUR 4.79 per SO 2025-1, to employees.

The SO 2025-1 will vest (but, for the avoidance of doubt, not become exercisable) on the basis of the following initial vesting schedule subject to the continuous presence condition through their respective vesting date:

•	one-third (1/3) of the Options (the “Tranche 1 Options”) shall vest on the day following the first anniversary of the date of grant (the “First Vesting Date”);
•	one-third (1/3) of the Options (the “Tranche 2 Options”) shall vest on the day following the second anniversary of the date of grant (the “Second Vesting Date”); and
•	one-third (1/3) of the Options (the “Tranche 3 Options”) shall vest on the day following the third anniversary of the date of grant (the “Third Vesting Date”).

To the extent vested, the SO 2025-1 will become exercisable as follows:

•	the vested Tranche 1 Options and Tranche 2 Options will become exercisable on the Second Vesting Date;
•	vested Tranche 3 Options become exercisable as of the date such Tranche 3 Options become vested.

SO 2025-2

On November 27, 2025, the Company’s Board granted 6,000,000 stock-options (the “SO 2025-2”) at a price of EUR 3.5325 per SO 2025-2, to Andrew Obenshain.

Subject to a continuous presence condition (but with no performance condition), the vesting schedule is as follows:

•	one third (1/3) of the SO 2025-2 (the “Tranche 1 Options”) shall vest on the day following the first anniversary of the initial grant date (the “1st Vesting Date”);
•	one third (1/3) of the SO 2025-2 (the “Tranche 2 Options”) shall vest on the day following the second anniversary of the initial grant date (the “2nd Vesting Date”); and
•	one third (1/3) of the SO 2025-2 (the “Tranche 3 Options”) shall vest on the day following the third anniversary of the initial grant date (the “3rd Vesting Date”).

To the extent vested, the Tranche 1 Options and Tranche 2 Options shall become exercisable as from the 2nd Vesting Date, and the Tranche 3 Options shall become exercisable as from their respective vesting date.

SO 2025-3

On December 15, 2025, the Company’s Board granted 1,145,000 stock-options (the “SO 2025-3”) at a price of EUR

3.6266 per SO 2025-3, to employees outside of France.

The Options will vest (but, for the avoidance of doubt, not become exercisable) on the basis of the following initial vesting schedule subject to the continuous presence condition through their respective vesting date:

•	one-third (1/3) of the Options (the “Tranche 1 Options”) shall vest on the day following the first anniversary of the date of grant (the “First Vesting Date”);
•	one-third (1/3) of the Options (the “Tranche 2 Options”) shall vest on the day following the second anniversary of the date of grant (the “Second Vesting Date”); and
•	one-third (1/3) of the Options (the “Tranche 3 Options”) shall vest on the day following the third anniversary of the date of grant (the “Third Vesting Date”).

To the extent vested, the Options will become exercisable as follows:

•	the vested Tranche 1 Options and Tranche 2 Options will become exercisable on the Second Vesting Date;
•	vested Tranche 3 Options become exercisable as of the date such Tranche 3 Options become vested.